UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

YONGYE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Yongye International, Inc.

6th Floor, Suite 608, Xue Yuan International Tower,

No.1 Zhichun Road, Haidian District, Beijing, PRC

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on December 3, 2013

TO THE STOCKHOLDERS OF YONGYE INTERNATIONAL, INC.:

The Annual Meeting of the stockholders of Yongye International, Inc., a Nevada corporation (“Company”), will be held on December 3, 2013, at 9:00 a.m. (China time), at the offices of the Company, located at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China, for the following purposes:

1. To elect five (5) directors;

2. To ratify appointment of KPMG as the Company’s independent accountants for the fiscal year ending December 31, 2013; and

3. To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting

To be Held on December 3, 2013.

The proxy statement and the Company’s 2012 annual report are available on the Company’s website, www.yongyeintl.com.

By Order of the Board of Directors,

/s/ Zishen Wu
Zishen Wu
Chief Executive Officer

Dated: November 1, 2013

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope or follow the instructions contained under “Important Notice Regarding Availability of Proxy Materials”, which also contains instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper or email copy of these documents. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or nevertheless vote in person at the Annual Meeting.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the nominee holder how to vote, by marking your proxy card.

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Yongye International, Inc.

6th Floor, Suite 608, Xue Yuan International Tower,

No.1 Zhichun Road, Haidian District, Beijing, PRC

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on December 3, 2013

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors in connection with the annual meeting of stockholders on December 3, 2013 and at any adjournment thereof. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders. Broadridge Financial Solutions, Inc. has been engaged to solicit proxies and distribute materials to brokers, banks, custodians, and other nominee holders for forwarding to beneficial owners of Company stock, and the Company will pay Broadridge Financial Solutions, Inc. approximately $52,000 for these services, including reimbursement of certain of its expenses; in addition, the Company will reimburse nominee holders their forwarding costs. Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

November 6, 2013, is the approximate date on which this Proxy Statement and the accompany form of proxy are first being sent to stockholders.

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GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of October 4, 2013, the record date for the meeting, the Company had outstanding 50,685,216 shares of common stock and 6,505,113 shares of series A convertible preferred stock (the “Preferred Shares”), being the classes of stock entitled to vote at the meeting. Each share of common stock entitles its holder to one vote. Each Preferred Share entitles its holder to such number of votes as the number of shares of common stock as the Preferred Shares is convertible into, calculated based upon the higher of (i) the applicable conversion price, or (ii) the greater of (x) $3.75 per share and (y) US$4.66 per share.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided. The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy. In addition, you may follow the instructions contained under the heading “Important Notice Regarding Availability of Proxy Materials” regarding how you may access and review all of the important information contained in the proxy materials and how you may submit your proxy on the Internet.

You may revoke any proxy by notifying the Company in writing at the above address, ATTN: Secretary, or by voting a subsequent proxy or in person at the meeting.

Attending the Meeting

You may obtain directions to the meeting at www.yongyeintl.com or by writing to the Company at the above address, ATTN: Secretary. If you attend the meeting, you may vote there in person, regardless whether you have voted by any of the other means mentioned in the preceding paragraph.

Required Votes

Directors are elected by a plurality of votes cast. A majority of votes cast is required to approve each other matter to be considered at the meeting. Abstentions and broker non-votes have no effect on the proposals being voted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock, as of the record date of the meeting, by each of the Company’s directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of the Company’s common stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

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Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership(1)	Percentage Outstanding Shares of Common Stock
Full Alliance International Limited (2)	7,657,704	15.1%
MSPEA Agriculture Holding Limited (3)	8,814,632	15.4%
Morgan Stanley (4)	8,908,702	15.5%
Zishen Wu (5)	1,155,000	2.3%
Sam (Yue) Yu (5)	400,000	*
Nan Xu (5)(6)	150,000	*
Homer Sun (7)	—	—
Rijun Zhang (5)	30,000	*
Xiaochuan Guo (5)	30,000	*
Xindan Li (5)	30,000	*
Sean Shao (5)	50,000	*
All Directors and Executive Officers, as a group (8 persons)	1,845,000	3.6%

*Represents beneficial ownership of less than one percent of our outstanding shares.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 4, 2013, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 50,685,216 shares of common stock outstanding as of October 4, 2013.

(2) The business address of Full Alliance International Limited (“Full Alliance”) is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands. Full Alliance is wholly owned by Ms. Xingmei Zhong and such shares may be deemed to be beneficially owned by Ms. Zhong. Of the 7,657,704 shares of common stock beneficially owned, 5,600,000 shares of the Company’s common stock have been pledged to MSPEA and are subject to the terms of a Stockholders’ Agreement (the “Stockholders’ Agreement”) with MSPEA, dated June 9, 2011 as described in further detail below.

(3) Represents shares of Common Stock issuable upon conversion of the Preferred Shares originally issued to MSPEA Agriculture Holding Limited (“MSPEA”), additional Preferred Shares issued as dividends on such Preferred Shares and 2,128,043 shares of common stock purchased in open market transactions in August and September 2011. Each Preferred Share entitles the holder to the number of votes as the number of shares of common stock as the Preferred Shares is convertible into, calculated based upon the higher of (i) the applicable conversion price, or (ii) the greater of (x) $3.75 per share, the last closing bid price of the Company’s common stock and (y) US$4.66 per share, the book value per share of the Company’s common stock, in the cases of both (x) and (y) immediately prior to the signing of the Securities Purchase Agreement, dated May 29, 2011 (the “Securities Purchase Agreement”), among the Company, MSPEA and the Company’s largest shareholder, Full Alliance. Does not include 106,938 additional shares held by the MS Reporting Units which MS Parent (each as defined below) may be deemed to beneficially own. The information was derived from a Schedule 13D filed by the MS Persons on June 10, 2011, as amended by Amendments No. 1, 2, 3, 4, 5, 6 and 7 thereto filed on August 26, 2011, September 7, 2011, September 9, 2011, October 16, 2012, December 28, 2012, May 17, 2013 and September 25, 2013 (as so amended, the “MS 13D”). Each of Morgan Stanley, a Delaware corporation (“MS Parent”), (ii) MS Holdings Incorporated, a Delaware corporation (“MS Holdings”), (iii) Morgan Stanley Private Equity Asia III, Inc., a Delaware corporation (“MS Inc”), (iv) Morgan Stanley Private Equity Asia III, L.L.C., a Delaware limited liability company (“MS LLC”), (v) Morgan Stanley Private Equity Asia III, L.P., a Cayman Islands limited partnership (“MS LP”), (vi) Morgan Stanley Private Equity Asia Employee Investors III, L.P., a Cayman Islands limited partnership (“MS Employee”), and (vii) Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd, a Cayman Islands limited liability company (“MSPEA Holdings”) may be deemed, through their ownership of all or a controlling amount of the interests of MSPEA (or intermediate holding companies thereof) to beneficially own such securities. As noted in the MS 13D, in accordance with SEC Release No. 34-39538 (January 12, 1998) (the “Release”), the MS 13D reflects the securities beneficially owned by certain operating units (collectively, the “MS Reporting Units”) of MS Parent and its subsidiaries and affiliates (collectively, “MS”). Neither the table above nor the MS 13D reflects securities, if any, beneficially owned by any affiliates or operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with the Release. The MS Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the MS Reporting Units or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the MS Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the MS Reporting Units.

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MSPEA acquired the securities in the ordinary course of business, and at the time of the acquisition, had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The business address of MSPEA is46th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

(4) Consists of shares of common stock issuable upon conversion of the Preferred Shares originally issued to MSPEA, additional Preferred Shares issued as a dividend on such Preferred Shares and 2,128,043 shares of common stock purchased in open market transactions in August and September 2011 and 106,938 shares of common stock held by the MS Reporting Units which MS Parent may be deemed to beneficially own. The information was derived from the MS 13D. Each of MS Parent, MS Holdings, MS Inc, MS LLC, MS LP, MS Employee, and MSPEA Holdings may be deemed, through their ownership of all or a controlling amount of the interests of MSPEA (or intermediate holding companies thereof) to beneficially own such securities. As noted in the MS 13D, in accordance with the Release, the MS 13D reflects the securities beneficially owned by the MS Reporting Units of MS. Neither the table above nor the MS 13D reflects securities, if any, beneficially owned by any affiliates or operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with the Release. The MS Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the MS Reporting Units or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the MS Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the MS Reporting Units.

MS Parent acquired the securities in the ordinary course of business, and at the time of the acquisition, had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The business address of MS Parent is 1585 Broadway, New York, New York 10036.

(5) Address of referenced person is c/o Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC. Except in the case of Mr. Shao and Mr. Wu, each such individual for whom share ownership is reflected has transferred such shares to Prosper Sino Development Limited, which entity is an affiliate of a trustee that has been engaged to administer such shares for the benefit of the relevant transferor or members of his or her family. Of the 1,155,000 shares of common stock beneficially owned by Mr. Wu, 555,000 shares are held directly by Mr. Wu and 600,000 have been transferred to Prosper Sino Development Limited.

(6) Mr. Xu resigned from his position as a director and the Chief Operating Officer of the Company effective October 1, 2013.

(7) The business address of Mr. Sun is Morgan Stanley, 46th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

Entry into Agreement and Plan of Merger

The information set forth below is being provided to stockholders in connection with the annual stockholders’ meeting for their information only but the merger pursuant to the Merger Agreement (as defined below) is not being voted on at the annual stockholders’ meeting. There will be a separate special stockholders’ meeting to vote on the merger pursuant to the Merger Agreement at a future date, and the Company will distribute a separate proxy statement in connection therewith.

On September 23, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Full Alliance International Limited, a British Virgin Islands company (“Holdco”), Yongye International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Holdco (“Parent”), and Yongye International Merger Sub Limited, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”, together with the Company, Holdco and Parent, the “Parties” and any one of them a “Party”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the effective time of the merger, Merger Sub will be merged with and into the Company, the Company will become a wholly-owned subsidiary of Parent and each of the Company’s shares of common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive US$6.69 in cash without interest, except for (i) shares owned by Holdco, Parent and Merger Sub, including shares of common stock and Preferred Shares to be contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA, immediately prior to the effective time of the merger pursuant to a contribution agreement, dated as of September 23, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA (except that, with respect to Prosper Sino, only such shares designated as “Prosper Sino rollover shares” in the preliminary proxy statement in connection with the special meeting of stockholders will be contributed), and (ii) shares of common stock held by the Company or any subsidiary of the Company ((i) and (ii) collectively, the “Excluded Shares”), which will be cancelled for no consideration and cease to exist as of the effective time of the merger. Currently, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA, collectively beneficially own approximately 33.1% of the Company’s outstanding shares of common stock, on an as converted basis.

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The Merger Agreement contains representations and warranties of the Parties that are, in general, customary for a transaction of this type. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Parties and may be subject to important qualifications and limitations agreed to by the Parties in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk among the Parties rather than establishing matters as facts.

The Parties have also agreed to certain covenants, including covenants requiring the Company to conduct its business in the ordinary course of business consistent with past practice in all material respects and use commercially reasonable efforts to preserve substantially intact its business organization and relationships with governmental authorities, customers, suppliers and other persons with which it has material business relations and keep available the services of its current officers and key employees through the effective time of the merger, except as expressly provided in the Merger Agreement.

From the date of the Merger Agreement until 40 days thereafter, the Company has the right to initiate, solicit and encourage alternative transaction proposals from any third party. After such 40-day period, the Company has agreed to certain restrictions on its ability to solicit or initiate proposals or offers, and to engage in or otherwise participate in discussions or negotiations, with third parties concerning any alternative transaction proposal until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the merger is consummated.

Consummation of the merger is subject to the satisfaction or waiver of closing conditions, including, but not limited to: (a) adoption of the Merger Agreement by the (i) affirmative vote of the holders of at least a majority of the issued and outstanding shares of common stock and Preferred Shares of the Company, voting together as a single class, with the number of votes the holders of Preferred Shares shall be entitled to vote equal to the number of shares of common stock into which such Preferred Shares are convertible, as determined in accordance with the articles of incorporation of the Company, (ii) affirmative vote or consent of the holders of at least a majority of the issued and outstanding Preferred Shares of the Company and (iii) affirmative vote of the holders of at least a majority of the issued and outstanding shares of common stock (other than the Excluded Shares); (b) the absence of any order, injunction or decree preventing or making illegal the consummation of the merger; (c) the truth and correctness of each Party’s representations and warranties at closing (subject to materiality qualifiers); (d) the compliance of each party with its covenants in all material respects, and (e) the absence of any material adverse effect on the Company.

The Merger Agreement may be terminated at any time prior to the effective time of the merger by the Company and/or Parent (whether before or after the receipt of stockholder approvals) under the circumstances and in the manner prescribed in the Merger Agreement. Upon termination, the Merger Agreement shall forthwith become void and none of the Company, Holdco, Parent, any of their respective subsidiaries or any of their respective representatives shall have any liability under the Merger Agreement, except that certain provisions such as confidentiality and payment of termination fees following termination shall survive any termination of the Merger Agreement.

In specified circumstances, if the Merger Agreement has been terminated, the Company shall pay Parent a termination fee in the amount of $4,000,000 or $2,000,000, as applicable, or receive from Parent a termination fee in the amount of $10,000,000. The Merger Agreement also provides that if the required stockholder approvals shall not have been obtained at the stockholders’ meeting, Parent shall reimburse the Company’s expenses up to $2,000,000.

Mr. Zishen Wu and Lead Rich International Limited will provide cash equity financing of $12 million and $15 million, respectively, for the merger on the terms and subject to the conditions in the equity commitment letters provided by them in connection with the merger.

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Parent has secured (i) senior debt financing for the merger of up to $214 million from China Development Bank Corporation, Inner Mongolia branch and (ii) mezzanine debt financing for the merger of $35 million from Lead Rich International Limited.

Concurrently with the execution of the Merger Agreement, Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA entered into a Voting Agreement (the “Voting Agreement”) with the Company under which they have agreed, among other things, to vote all of the shares of common stock and Preferred Shares of the Company beneficially owned by such persons and entities and their respective affiliates (except that for Prosper Sino, only the Prosper Sino rollover shares will be so voted) in favor of the approval of the Merger Agreement and against any other acquisition proposal with respect to the Company.

Concurrently with the execution of the Merger Agreement, Mr. Zishen Wu and MSPEA, entered into a Limited Guarantee (the “Limited Guarantee”) in favor of the Company, guaranteeing certain payment obligations of Parent pursuant to the Merger Agreement.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement, Full Alliance has agreed not to transfer or dispose of an aggregate of 5,600,000 shares of common stock pledged to MSPEA (the “Pledged Shares”) without the prior written consent of MSPEA until the earliest of (i) the conversion of all of the Preferred Shares into shares of common stock and the sale of all of the underlying shares of common stock, (ii) the redemption of all of the Preferred Shares or (iii) the fifth anniversary of the date of the agreement.

In the event that the Company’s net income falls below the certain income targets and the Company has engaged in certain additional issuances of Company’s equity securities not approved in writing by holders of a majority of the Preferred Shares outstanding, if the Certificate of Designation for the Preferred Shares does not allow for an increase in the applicable Income Target in calculating any adjustments to the conversion price of the Preferred Shares, Full Alliance agreed to transfer to MSPEA or its affiliates, for total consideration of $1, such amount of shares of common stock held by Full Alliance that MSPEA would otherwise receive upon conversion of its Preferred Shares, had the applicable Income Target been increased. Notwithstanding the above, the total amount of shares transferable from Full Alliance to MSPEA or its affiliates under the terms of the Stockholders’ Agreement and the shares of common stock issuable to MSPEA upon conversion of the Preferred Shares shall not exceed 9,869,205, or 19.99% of the total number of shares of common stock outstanding on the date of execution of the Securities Purchase Agreement.

The net income targets referenced above are: $84 million for fiscal 2011, $210 million for the cumulative period of fiscal 2011 through fiscal 2012, $399 million for the cumulative period of fiscal 2011 through fiscal 2013, and $682.5 million for the cumulative period of fiscal 2011 through fiscal 2014.

Full Alliance also agreed that, so long as MSPEA and its affiliates own at least 10% of the outstanding Preferred Shares, it will not, without the prior written consent of MSPEA, enter into any business that competes with the business of the Company and its subsidiaries or persuade, solicit, or encourage any management or key employee of the Company or its subsidiaries to terminate employment with the Company or its subsidiaries.

Share Pledge

In connection with the Stockholders’ Agreement, on June 9, 2011, Full Alliance pledged the Pledged Shares to guarantee its obligations under the Stockholders’ Agreement described in more detail above. Pursuant to the terms of the pledge agreement, Full Alliance agreed to appoint MSPEA as attorney-in-fact for the Pledged Shares with full power to vote and dispose of the Pledged Shares in the event Full Alliance fails to abide by the transfer restrictions or conversion adjustment transfers set forth in the Stockholders’ Agreement as described above (the “Guaranteed Obligations”).

The Share Pledge is binding upon the parties until the payment and satisfaction of all the Guaranteed Obligations and Full Alliance’s obligations under the pledge agreement.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

Other than Homer Sun, who has been separately elected by the holder of all of the Preferred Shares, each of the remaining five members of the Board of Directors are up for reelection and each has been nominated for election at the annual meeting, to serve until the next annual meeting and their successors have been elected and qualified. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Assuming election of all nominees, the following is a list of persons who will constitute the Company's Board of Directors following the meeting.

Name	Age	Other positions with Company; other directorships held in last five years	Has served as Company director since
Zishen Wu	45	Chief Executive Officer, President and Chairman	2008
Homer Sun	42	Independent Non-Executive Director; Non-Executive Director of China XD Plastics Company Limited, China Shanshui Cement Group Limited, Sihuan Pharmaceutical Holdings Group Limited, and China Flooring Holding Company Limited	2011
Xiaochuan Guo	47	Independent Non-Executive Director	2008
Sean Shao	56	Independent Non-Executive Director	2009
Xindan Li	46	Independent Non-Executive Director	2009
Rijun Zhang	50	Independent Non-Executive Director	2009

The business experience during at least the last five years of each of these individuals is as follows:

Current Nominees

Mr. Zishen Wu, Chief Executive Officer, President and Chairman

Mr. Wu is CEO and Chairman of the Board of Directors of the Company and Yongye Nongfeng. Mr. Wu began his career as an official at the State Planning Department in Inner Mongolia from 1984 to 1988. From 1989 to 2000, Mr. Wu worked at Inner Mongolia Constructional Consulting and Investment Co., Ltd., a business entity managing state-owned assets in Inner Mongolia. He also served as directors on the boards of several state-owned companies in textile, dairy and agriculture industries. In 2001, Mr. Wu founded Yongye Technology Company in Inner Mongolia, an entity that distributed consumer electronics. In 2003, Mr. Wu founded Inner Mongolia Yongye Biotechnology Co., Ltd, an entity that engages in business in agriculture industry. Mr. Wu was General Manager of Inner Mongolia Yongye Biotechnology Co., Ltd. from January 2003 to December 2007. Mr. Wu currently is a senior economist and Vice Chairman of Inner Mongolia Federation of Industry and Commerce. Mr. Wu has an EMBA degree from School of Management of Fudan University. We believe that Mr. Wu’s knowledge of the nutrient industry in the PRC brings a unique expertise to the Board of Directors.

Dr. Xiaochuan Guo, Independent Director, Chairman of Nominating and Corporate Governance Committee

Professor Xiaochuan Guo joined the Company as an Independent Director in April 2008. Professor Guo received his B.S., M.S. and PhD in management science in Fudan University. He is currently the Dean of the College of Economic & Management and Director of MBA Center of Inner Mongolia University. Professor Guo worked as lecturer for Inner Mongolia University from 1988 to 1992. Professor Guo was the founder of the MBA program at Inner Mongolia University. Professor Guo serves as an Independent Director of Inner Mongolia PingZhuang Energy Resource Co., Ltd. He has previously served as a director and as an independent director in several enterprises, such as Inner Mongolia Shunxin Ningcheng Laojiao Co., Ltd., Inner Mongolia Rising Group, Rising Securities and Baotou Aluminum (Group) Co., Ltd., and Yili Industrial Group Co., Ltd. We believe that Mr. Guo’s academic qualifications and knowledge of finance and accounting brings a unique expertise to the Board of Directors.

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Mr. Sean Shao, Independent Director, Chairman of Audit Committee

Sean Shao joined the Company as an Independent Director in April 2009. Mr. Shao currently serves as (i) independent director and chairman of the audit committee of: UTStarcom Holdings Corp., a provider of broadband equipment and solutions listed on NASDAQ since October 2012; Xueda Education Group, a Chinese personalized tutoring services company listed on NYSE since March 2010; and China Biologic Products, Inc., a biopharmaceutical company listed on NASDAQ since July 2008; (ii) independent director and chairman of the compensation committee of AsiaInfo-Linkage, Inc., a Chinese telecom software solutions provider listed on NASDAQ since July 2010, and (iii) independent director and chairman of the nominating committee of Agria Corporation, a Chinese agricultural company listed on NYSE since November 2008. He served as the chief financial officer of Trina Solar Limited from 2006 to 2008. In addition, Mr. Shao served from 2004 to 2006 as the chief financial officer of ChinaEdu Corporation, an educational service provider, and of Watchdata Technologies Ltd., a Chinese security software company. Prior to that, Mr. Shao worked at Deloitte Touche Tohmatsu CPA Ltd. for approximately a decade. Mr. Shao received his master’s degree in health care administration from the University of California at Los Angeles in 1988 and his bachelor’s degree in art from East China Normal University in 1982. Mr. Shao is a member of the American Institute of Certified Public Accountants. We believe that Mr. Shao’s deep knowledge of finance and accounting matters brings a unique expertise to the Board of Directors.

Dr. Xindan Li, Independent Director, Chairman of Compensation Committee

Professor Xindan Li joined the Company as an Independent Director in April 2009. Mr. Li has served as the Dean of the Graduate School of Management Science and Engineering at Nanjing University since July 2009 and previously served as Deputy Dean from January 2001 to July 2009. He has over 20 years of teaching, research and administrative experiences. He has authored numerous books and papers, received numerous titles and honors, and undertaken research projects which addressed a wide range of business topics including investor behavior. He is a member of the Corporate Governance Index of the Shanghai Stock Exchange, and an independent director for NARI technology development Co., Ltd., Nanjing Securities Co. and Nanjing Agriculture Commercial Bank. We believe that Mr. Li’s background in corporate governance and the capital markets brings a unique expertise to the Board of Directors.

Dr. Rijun Zhang, Independent Director

Dr. Rijun Zhang joined the Company as an Independent Director in April 2009. Dr. Zhang is a professor in animal nutrition and feed biotechnology at the Laboratory of Feed Biotechnology, State Key Lab of Animal Nutrition, College of Animal Science and Technology at China Agricultural University Beijing. He is a doctoral supervisor, and currently responsible for a number of research projects which address feed additives and animal nutrition issues. His work has led to numerous patents, over 100 papers in Chinese and English, awards and honors. We believe that Dr. Zhang’s knowledge of agricultural issues faced by our customers brings a unique expertise to the Board of Directors.

Director Elected by Holders of Preferred Shares

Mr. Homer Sun, Independent Non-Executive Director

Mr. Sun is the Chief Investment Officer of Morgan Stanley Private Equity Asia and leads the China investments for Morgan Stanley Private Equity Asia. Mr. Sun is also a Managing Director of Morgan Stanley Asia Limited and a member of the China Management Committee which is comprised of Morgan Stanley Asia Limited’s most senior business leaders within China. He is currently the Non-Executive Director of China XD Plastics Company Limited (a company listed on The NASDAQ Stock Exchange, ticker: CXDC), China Shanshui Cement Group Limited, a company listed on The Stock Exchange of Hong Kong (stock code: 691), Sihuan Pharmaceutical Holdings Group Limited, a company listed on The Stock Exchange of Hong Kong (stock code: 460) and China Flooring Holding Company Limited, a company listed on The Stock Exchange of Hong Kong (stock code: 2083). Mr. Sun joined Morgan Stanley Asia Limited in 2000 and worked for six years on various mergers and acquisitions in Greater China in the Investment Banking Division prior to joining Morgan Stanley Private Equity Asia Limited. From 1996 to 2000, he was a corporate attorney with Simpson Thacher & Bartlett in New York and Hong Kong, specializing in mergers and acquisitions. Mr. Sun received a B.S.E. in Chemical Engineering, magna cum laude, from the University of Michigan in 1993 and a J.D, cum laude, from the University of Michigan Law School in 1996. Mr. Sun was appointed to the Board of Directors pursuant to the terms of the Securities Purchase Agreement and elected as such by the holders of all outstanding Preferred Shares in accordance with the terms of the Certificate of Designation relating thereto dated June 8, 2011. We believe that Mr. Sun’s capital markets and mergers & acquisitions experience brings unique expertise to the Board of Directors.

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There are no family relationships between the directors and executive officers.

The Board of Directors has determined that Xiaochuan Guo, Sean Shao, Xindan Li, Rijun Zhang and Homer Sun are independent under Rule 5605(a)(2) of the listing rules of The NASDAQ Stock Market LLC.

Board Operations

One person holds the positions of principal executive officer and chairman of the Board of Company. The Board has not designated a lead director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between Board meetings, communicate with management and one another directly. In the circumstances, the directors believe that formalizing in a lead director functions in which they all participate might detract from rather than enhance performance of their responsibilities as directors.

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

The Board of Directors held 6 meetings during 2012. During 2012, no director attended fewer than 75% of the meetings of the Board of Directors and Board Committees of which the director was a member. It is the policy of the Board of Directors that all directors should attend the annual meeting in person or by teleconference. Last year seven directors attended in person.

The Board has adopted a code of ethics applicable to Company’s directors, officers, and employees. The code of ethics is available at Company’s website, www.yongyeintl.com.

Board Committees

The Board of Directors has standing audit, compensation, and nominating committees, comprised solely of independent directors. Each committee has a charter, which is available at Company’s website, www.yongyeintl.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, engages Company’s independent accountants, reviewing their independence and performance; reviews Company’s financial disclosure, financial statements, and accounting principles, policies, and practices, scope and results of the annual audit, and internal audit and risk management processes and effectiveness of Company’s internal control over financial reporting; reviews related party transactions; and maintains procedures for receipt and handling of reports regarding accounting or financial irregularities. The Audit Committee held 4 meetings during 2012.

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The members of the Audit Committee are Sean Shao, Chair, Xiaochuan Guo and Xindan Li. The Board has determined that Sean Shao is an audit committee financial expert, as defined by the SEC rules.

Audit Committee Report

With respect to the audit of Company’s financial statements for the year ended December 31, 2012, the Audit Committee:

•	has reviewed and discussed the audited financial statements with management;

•	has discussed with Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

Sean Shao, Chair

Xiaochuan Guo

Xindan Li

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company’s executive officers and administers the Company’s equity incentive plans. The Compensation Committee held 4 meeting during 2012.

The members of the Compensation Committee are Xindan Li, Chair, Xiaochuan Guo, and Sean Shao.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has at any time been an officer or employee of ours, or our subsidiaries. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and recommending qualified individuals to the Board as its nominees for election as directors, in determining the composition of the Board, and in assessing the performance of the Board as a whole and its individual members. The Nominating and Corporate Governance Committee held 1 meeting during 2012.

The members of the Nominating and Corporate Governance Committee are Xiaochuan Guo, Chair, Homer Sun, and Xindan Li.

Stockholders wishing to propose a director candidate must send the recommendation to Company by the month and day that is the same month and day that was 120 days before the date of release of proxy materials for the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, c/o Secretary, Yongye International, Inc., accompanied by:

•	Evidence that the writer is a stockholder, sufficient for purposes of SEC Rule 14a-8;

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•	The name and contact information of the candidate; and

•	A statement signed by the candidate that the candidate is willing to be considered for nomination by the Nominating and Corporate Governance Committee and willing to serve as a director, if nominated and elected.

Company’s Secretary will send its standard director questionnaire to the candidate, and, if returned, fully and accurately completed, by the month and day that is the same month and day that was 100 days before the date of release of proxy materials for the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, the Secretary will forward the recommendation, accompanying documents, and the questionnaire to the Nominating and Corporate Governance Committee for consideration. Company may also require any proposed nominee to furnish such other information as Company or the Nominating Committee and Corporate Governance may reasonably require to determine the eligibility of the nominee to serve as a director.

The Nominating and Corporate Governance Committee also considers, as director nominees, persons recommended by current directors, executive officers, and others, which are evaluated in the same manner as persons proposed by stockholders, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the amount and duration of the stock holding of the recommending stockholder or stockholder group.

The Nominating and Corporate Governance Committee applies the following criteria in considering director candidates:

•	Independence. Whether non-management candidates may be considered “independent” under applicable stock market rules; under securities and tax laws; or for any other purpose. The Nominating and Corporate Governance Committee also considers whether a candidate might be subject to any conflict of interest.

•	Corporate Governance. Whether the candidate recognizes the role of directors in representing the interests of stockholders, generally, and not of any particular stockholder or group of stockholders; whether the candidate demonstrates familiarity and intention to fulfill the fiduciary duties of directors and appears open and candid; whether the candidate understands the differences in functions of the Board of Directors and management.

•	Judgment and Knowledge. Whether the candidate demonstrates sound business judgment and ability to assess Company’s strategy and business plans, evaluate management, and decide other board-level issues

•	Communication Skills. The candidate’s communications skills; willingness to voice his own views; ability to listen to views of others dispassionately; and ability to express and bring to bear his expertise regarding Company matters.

•	Professional Status. The candidate’s record as a business manager and reputation for integrity; whether the candidate has the respect of his business and community peers; whether the candidate’s Board membership would enhance Company’s reputation.

•	Diversity. The Board wishes to establish a complement of directors with substantial skill and experience in the following areas:

•	industry-specific knowledge, experience;

•	accounting and finance;

•	capital markets;

•	corporate governance;

•	executive compensation;

•	international business;

•	operations management;

•	marketing, advertising, or promotion; and

•	risk management.

The Board implements this policy by seeking to fill any Board vacancy with a director having skill or experience in one of the areas that the Board wishes to strengthen and assesses the effectiveness of the policy in light of the results of Company’s operations.

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In addition, the Nominating and Corporate Governance Committee considers any other factors it deems appropriate, including ensuring a variety of professional experiences and viewpoints on the Company’s Board of Directors. “Diversity,” as such is typically interpreted as race, gender or national origin, is not a criterion that the Committee considers.

Pursuant to the Securities Purchase Agreement and the Certificate of Designation for the Company’s Preferred Shares, MSPEA was entitled to designate Mr. Sun to the Board of Directors. Should Mr. Sun cease to be a director of the Company, so long as 1,420,455 or more Preferred Shares are outstanding at such time, the holders of at least a majority of the outstanding Preferred Shares are similarly entitled to elect one director to the Company’s board of directors.

Stockholder Communications

Stockholders can mail communications to the Board of Directors, c/o Secretary, Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company. Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, the Company believes that during 2012, all such reports were filed timely.

Compensation Discussion and Analysis

The Company’s executive compensation program for the named executive officers (as defined below) is administered by the Board of Directors.

Background and Compensation Philosophy

Compensation Committee Consultant

The Company directly engages a PwC network firm in China (“PwC”) as a compensation independent consultant to provide advice on executive compensation matters, and it performed such duties in 2012. The Compensation Committee and the Board of Directors have discretion to hire and fire the consultant, as described in the Compensation Committee’s Charter. The Compensation Committee determines the scope of the consultant’s review. In 2012, the committee asked the consultant to provide analysis of executive officer and independent director compensation by providing supporting data, modeling, and related advice, and to provide analysis of market long-term incentive practices, equity usage, and related advice. In 2012, the compensation consultant made specific recommendations on the amount or form of compensation for individual executives and the guidance and recommendations of the consultant regarding executive compensation generally have continued to inform the Compensation Committee’s decisions regarding overall compensation structures as they relate specifically to executive equity plans. PwC sends its invoices for the compensation consultant’s services directly to the Compensation Committee, which reviews the invoices and then forwards them to the Company for payment.

Management neither made, nor recommended, the decision to engage the compensation committee consultant; and neither the Compensation Committee, nor the Board of Directors, specifically approved the other services performed by PwC. The PwC consultant who advises the Compensation Committee does not provide any other services to the Company.

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Elements of Compensation

Some of our executive officers receive a base salary to compensate them for services rendered during the year. Our policy of compensating certain executive officers with a cash salary has served the Company well. Because of our history of attracting and retaining executive talent, we do not believe it is necessary at this time to provide our executives regular discretionary bonuses, equity incentives, or other benefits for the Company to continue to be successful.

Base Salary and Bonus. The value of base salary and bonus for each of our executive officers reflects his or her skill set and the market value of that skill set in the sole discretion of the Board of Directors.

Equity Incentives. The Company has adopted an equity incentive plan pursuant to which awards may be granted if the Compensation Committee of our Board of Directors determines that it is in the best interest of the Company and its stockholders to do so.

Retirement Benefits. Other than those benefits included in government-mandated social insurance programs, our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executive officers the opportunity to defer receipt of annual compensation.

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers listed in the Summary Compensation Table below (the “named executive officers”) during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Compensation Committee Report on Executive Compensation

Our Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Xindan Li, Chair

Xiaochuan Guo

Sean Shao

SEC filings sometimes “incorporate information by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless we specifically state otherwise, this proxy statement shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

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Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers for each of the three fiscal years in the period ended December 31, 2012.

FISCAL 2012 COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Zishen Wu	2012	$1,181,000	$780,572	–	–	–	–	–	$1,961,572
(Principal Executive Officer)	2011	$550,000	$567,144	$1,799,926	–	–	–	–	$2,917,070
	2010	$550,000	-	$1,397,003	–	–	–	–	$1,947,003

Sam Yu	2012	$905,000	$624,458	–	–	–	–	–	$1,529,458
(Principal Financial Officer)	2011	$400,000	$608,048	$1,198,879	–	–	–	–	$2,206,927
	2010	$400,000	$147,520	$930,120	–	–	–	–	$1,477,640

Nan Xu(1)	2012	$400,000	–	–	–	–	–	–	$400,000
(Chief Operating Officer)	2011	$196,546	–	$450,785	–	–	–	–	$647,331
	2010	$86,825	–	$350,163	–	–	–	–	$436,988

_________________

(1) Mr. Xu resigned from his position as a director and the Chief Operating Officer of the Company effective October 1, 2013.

Narrative Discussion

We have entered into an employment agreement with each of Zishen Wu, Sam Yu and Nan Xu.

We entered into an employment contract on April 17, 2008 with Mr. Wu to employ him as our Chairman and CEO that was subsequently amended to extend the term of employment until May 31, 2016. Since January 1, 2012, Mr. Wu has been entitled to an annual gross salary in an amount of $1,181,000 including all allowances, social insurance such as pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations, and housing fund. This also includes a stipend of $50,000 annually for Board activities. We have the right to adjust the salary and welfare benefits of Mr. Wu appropriately based on his capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions experienced. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein.

We entered into an employment contract on March 20, 2009 with Mr. Sam Yu to employ him as our Chief Financial Officer. The contract was subsequently amended to extend the term of employment until May 31, 2016. Since January 1, 2012, Mr. Yu has been entitled to an annual gross salary in an amount of $905,000 including all allowances, social insurance such as pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations, and housing fund. We have the right to adjust the salary and welfare benefits of Mr. Yu appropriately based on his capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions experienced. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein.

We entered into an employment contract, effective September 1, 2011, with Mr. Nan Xu to employ him as our Chief Operating Officer. Mr. Xu was entitled to an annual gross salary in an amount of $400,000 including all allowances, social insurance such as pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations, and housing fund. Mr. Xu resigned from his position as a director and the Chief Operating Officer of the Company effective October 1, 2013.

Assuming the employment of the Company’s named executive officers were to be terminated without cause or for good reason or in the event of change in control, as of December 31, 2012, none of the named executive officers would have been entitled to any cash payments.

Grants of Plan Based Awards

None of our named executive officers received a plan based award during 2012.

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Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2012, our named executive officers did not hold any unexercised options, shares of stock which had not vested or any equity incentive plan awards.

Option Exercises and Stock Vested

The following table sets forth aggregate information with respect to each named executive officer regarding exercise of stock options and vesting of restricted stock for fiscal 2012.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Zishen Wu	—	—	217,000	1,037,260
Sam Yu	—	—	145,000	693,100
Nan Xu(1)	—	—	54,000	258,120

(1) Mr. Xu resigned from his position as a director and the Chief Operating Officer of the Company effective October 1, 2013.

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2012.

FISCAL 2012 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rijun Zhang	65,500	—	—	—	—	—	65,000
Xiaochuan Guo	121,000	—	—	—	—	—	121,000
Sean Shao	127,500	—	—	—	—	—	127,500
Xindan Li	121,000	—	—	—	—	—	121,000

The foregoing amounts with respect to Messrs. Guo, Shao and Li include $25,500, $34,500, and $25,500, respectively, representing fees earned in connection with their service on the Special Committee evaluating the transactions contemplated by the Merger Agreement.

A description of the Company’s equity compensation plans in effect as of December 31, 2012 is contained in Item 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which information is incorporated by reference herein.

Advisory Shareholder Votes on Executive Compensation

At the Company’s annual meeting held in 2011, non-binding advisory votes were taken to approve the compensation paid to the Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion and on the frequency of future advisory votes regarding named executive officer compensation. A majority of the shares cast on the matters were in favor of our executive officer compensation and holding such an advisory vote every three years. As a result, the Company’s board of directors decided to hold future advisory votes on named executive compensation every three years, with the next such advisory vote to be in 2014.

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Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has at any time been an officer or employee of ours, or our subsidiaries. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Certain Relationships and Related Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Particulars of significant transactions between the Company and related companies are disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

It is the Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

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PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed KPMG as the Company’s independent accountants for fiscal 2013, subject to the ratification by stockholders. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Services and Fees of Independent Accountants

Aggregate fees billed to the Company by KPMG during the last two fiscal years were as follows:

Fees	2012	2011
Audit Fees(1)	$1,040,919	$1,045,205
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,040,919	$1,045,205

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit of the effectiveness of internal control over financial reporting, and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

The aggregate amount of Audit Fees for the year 2012 consists of $1,040,919 billed by KPMG for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2012 and review of the Company’s financial statements included in the three Form 10-Q’s for the quarters ended March 31, June 30 and September 30, 2012, and audit of the effectiveness of internal control over financial reporting as of December 31, 2012.

The aggregate amount of Audit Fees for the year 2011 consists of $1,045,205 billed by KPMG, for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2011 and review of the Company’s financial statements included in the three Form 10-Q’s for the quarters ended March 31, June 30 and September 30, 2011, and audit of the effectiveness of internal control over financial reporting as of December 31, 2011.

In accordance with the Audit Committee’s pre-approval policies and procedures described below, during fiscal 2012, 100% of all audit, audit-related, tax and other services performed by KPMG were approved in advance by the Audit Committee. KPMG was our principal auditor and no work was performed by persons outside of this firm.

Pre-Approval of Services

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

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The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

•	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or

•	the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

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OTHER INFORMATION

The Company’s 2012 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to Sam Yu, Chief Financial Officer, 6th Floor, Suite 608, Xue Yuan International Tower, No.1 Zhichun Road, Haidian District, Beijing, PRC.

Important Notice Regarding Availability of Proxy Materials

This proxy statement and the Company’s 2012 annual report on Form 10-K are available at Company’s website, www.yongyeintl.com. If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

By Email: ir@yongyeintl.com

By Telephone: +86.10.8232.8666

By Letter: to Mr. Sam Yu, Chief Financial Officer, as noted above.

Please make the request as instructed on or before November 19, 2013 to facilitate timely delivery.

As indicated on the form of proxy accompanying this proxy statement, you may use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 1, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form and, when prompted, you may indicate that you agree to receive or access proxy materials electronically in future years.

Other Matters to Be Presented at the Annual Meeting

The Company did not have notice, as of November 1, 2013, of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the next annual meeting must be received by the Company by March 20, 2014. The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s board of directors for next year’s annual meeting will vote in their discretion as to any matter of which the Company has not received notice by March 20, 2014.

By Order of the Board of Directors,

/s/ Zishen Wu
Name: Zishen Wu
Title: Chief Executive Officer
November 1, 2013

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YONGYE INTERNATIONAL, INC.

XUE YUAN INTL. TOWER

NO. 1 ZHICHUN RD. SUITE 608

HAIDIAN DISTRICT, BEIJING, CHINA

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 1, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 1, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
Yongye International, Inc.
To be held on DECEMBER 3, 2013

The shareholder(s) hereby appoints Zishen Wu and Sam Yu, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card and as they shall determine regarding such other business or may properly come before the meeting, all of the shares of common stock of YONGYE INTERNATIONAL, INC. that the shareholder is entitled to vote at the 2012 annual meeting of stockholders to be held at 9:00 am, PRC Time on December 3, 2013 at the offices of the company at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China, and any adjournment or postponement thereof with like effect as if the shareholder were personally present and voting and hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

1. Zishen Wu	2. Rijun Zhang
3. Xiaochuan Guo	4. Sean Shao
5. Xindan Li

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2. RATIFICATION OF INDEPENDENT ACCOUNTANTS, FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

☐	I plan on attending the Annual Meeting.

Name as it appears on certificate___________________________________________________

(print please)

Certificate No(s).____________________________Share Quantity_______________________

Signature________________________________________ Date__________________

Signature________________________________________ Date__________________

NOTE: Please mark, date and sign this proxy card and return it in the accompanying envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

Please use the space below to update address information if applicable:

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